UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2020

Myers Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1293 South Main Street, Akron, Ohio 44301

(Address of Principal Executive Offices, and Zip Code)

(330) 253-5592

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2020, Myers Industries, Inc. (the “Company”) issued a press release announcing the appointment of Daniel W. Hoehn as the Company’s Interim Chief Financial Officer effective September 18, 2020, following the mutual agreement of the Company and Kevin L. Brackman, former Executive Vice President and Chief Financial Officer, to separate effective September 18, 2020. The Company also announced that it will engage a nationally recognized firm to undertake a comprehensive search to identify a permanent chief financial officer. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Hoehn, age 42, has served as the Company’s Vice President, Corporate Controller since August 13, 2019. Prior to joining the Company, Mr. Hoehn served as Vice President, Controller, and Chief Accounting Officer of Babcock & Wilcox Enterprises, Inc. for four years. Prior to 2015, Mr. Hoehn held various finance leadership roles with Chiquita Brands International, Inc., including Vice President, Controller. Mr. Hoehn will receive a supplemental monthly payment of $5,000 in addition to his base salary of $253,750 commencing immediately and continuing for the period during which Mr. Hoehn serves as the Company’s Interim Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

99.1	Press Release dated September 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By:	/s/ Andrean R. Horton
Andrean R. Horton, Esq.
Chief Legal Officer and Secretary

Date: September 18, 2020